Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 21, 2007, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of Nationwide Mutual Funds, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Auditors” and “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 13, 2008